UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 8, 2008

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 8, 2008, NCI Building Systems, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the retirement of Ken Maddox, Executive Vice President – Administration, the promotion of Mark Golladay to Vice President – Corporate Development, and the appointment of Jerome Kelleher as Vice President – Supply Chain Management. The text of the Press Release, a copy of which is being filed as Exhibit 99.1 to this Report, is hereby incorporated by reference in its entirety.

With respect to the previously disclosed retirement of Ken Maddox, the Company entered into an agreement filed as exhibit 10.1 to a Form 8-K filed on February 6, 2008. Among other items, the agreement accelerated the vesting of various employee benefit arrangements for Mr. Maddox. NCI will record an expense in the second quarter of fiscal 2008 of approximately $0.4 million after tax, or approximately $0.02 per diluted share.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	February 7, 2008 Press Release: NCI Building Systems Promotes Mark Golladay to Vice President of Corporate Development and Names Jerome Kelleher Vice President of Supply Chain Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
Todd R. Moore
Executive Vice President, Secretary and General Counsel

Dated: February 8, 2008